EXHIBIT 99.1

UMH PROPERTIES, INC. SELLS $102.7 MILLION OF 4.72% UNSECURED BONDS
IN OFFERING IN ISRAEL

FREEHOLD, NJ, Feb. 08, 2022 (GLOBE NEWSWIRE) -- UMH Properties, Inc. (NYSE:UMH), announced today that it has completed an offering in Israel of $102.7 million of its 4.72% Series A Bonds due 2027, or the 2027 Bonds. The 2027 Bonds are unsecured obligations of the Company denominated in Israeli shekels (NIS) and were issued pursuant to a deed of trust between the Company and Reznik Paz Nevo Trusts Ltd., as trustee. The net proceeds of the offering will be used for working capital and general corporate purposes, which may include redemption of the Company’s outstanding 6.75% Series C Cumulative Redeemable Preferred Stock, which the Company has the right to call in July 2022.

The 2027 Bonds will pay interest at a rate of 4.72% per year. Interest on the 2027 Notes is payable semi-annually on August 31, 2022, and on February 28 and August 31 of the years 2023-2026 (inclusive) and on the final maturity date of February 28, 2027. The principal and interest will be linked to the U.S. Dollar.

The 2027 Bonds are general, unsecured obligations and rank equal in right of payment with all of the Company’s existing and future unsecured indebtedness. The deed of trust governing the 2027 Bonds includes certain customary covenants, including minimum equity requirements, and events of default.

The 2027 Bonds have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to or for the account or benefit of U.S. Persons (as defined in Regulation S under the Securities Act) absent registration under the Securities Act or an applicable exemption from registration requirements. The 2027 Bonds were offered solely to investors outside the United States in accordance with Regulation S under the Securities Act.

ABOUT UMH PROPERTIES, INC.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 127 manufactured home communities with approximately 24,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama and South Carolina. UMH also owns and operates one community in Florida, containing 219 sites, through its joint venture with Nuveen Real Estate.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that are not historical facts and may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Forward-looking statements can be identified by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Nelli Madden
732-577-4062